CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference in this Registration Statement (Post-Effective Amendment No. 6 to Securities Act Registration No. 333-175328 and Post-Effective Amendment No. 8 to Investment Company Act Registration No. 811-22576) of our report dated September 20, 2013 relating to the statements of assets and liabilities, including the schedules of investments, of Ranger Small Cap Fund and Ranger Quest for Income and Growth Fund, each a series of Ranger Funds Investment Trust, as of July 31, 2013, and the related statements of operations for the year then ended, the statements of changes in net assets and financial highlights for the year ended July 31, 2013 and for the period September 29, 2011 (commencement of operations) through July 31, 2012, and to the reference to our Firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

/s/ Rothstein Kass

Dallas, Texas

November 26, 2013